INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Colonial Commercial Corp.
  and Subsidiaries

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                   KPMG Peat Marwick LLP


Jericho, New York
September 29, 1997